                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (date of earliest event reported )   November 30, 2001




                       Commission file number: 0-31667



                            MFC DEVELOPMENT CORP.
            (Exact name of registrant as specified in its charter)


            Delaware                                   13-3579974
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)


  271 North Avenue, New Rochelle, NY                            10801
(Address of principal executive offices)                     (Zip Codes)


    Registrant's telephone number, including area code:     (914) 636-3432




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ITEM 1.         OTHER EVENTS
----------------------------

        As contemplated by the Current Report for August 31, 2001, the Company did receive $1,507,500 on November 14, 2001 in connection with the sale of its Goshen Receivables. The Company believes that its total net income for the nine months ended November 30, 2001 will be approximately $700,000, the exact amount of which will be reported on Form 10-Q to be filed on or before January 14, 2002.








                                  SIGNATURE
                                  ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.



                                        MFC DEVELOPMENT CORP.
                                        (Registrant)

Date:   December 5, 2001                By    /s/  Victor Brodsky
                                              -------------------
                                              Victor Brodsky, Vice President and
                                              Chief Financial Officer